UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2009
WHITE ELECTRONIC DESIGNS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4817	35-0905052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)
(602) 437-1520

(Registrant’s telephone number, including area code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01. Entry Into a Material Definitive Agreement
          On March 31, 2009, the Company entered into its Third Modification Agreement (“Third Amendment”) of its $30.0 million line of credit with JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA) dated April 3, 2007. The amendment reduces the line from $30.0 million to $10.0 million and extends the maturity date to March 31, 2011. In addition, this Third Amendment makes certain other adjustments to (i) the interest rates charged in connection with borrowings under the line of credit, (ii) the commitment fee charged on the unused portion of the line, and (iii) certain financial covenants and certain restricted payments. The above description of the Third Amendment is qualified in its entirety by reference to the terms of the Third Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement line of credit with JPMorgan Chase Bank, N.A., dated as of March 31, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION
Date: April 6, 2009	By:	/s/ Roger A. Derse
Roger A. Derse
Interim Office of the President, Vice President, Chief Financial Officer